EXHIBIT 99.1

NEWS NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

NATIONAL BEVERAGE CORP.
CREATES ‘JOYFUL’
INGREDIENTS

FT. LAUDERDALE, FL, December 9, 2010 . . . National Beverage Corp. (NASDAQ: FIZZ) today released six month and second quarter financial results.  “We have much to be pleased about . . . the announcement of the cash distribution on Monday, December 6 and the financial performance of the first six months of fiscal year 2011.  Our Company creates for its shareholders the right ‘Ingredients’,” stated Nick A. Caporella, Chairman and Chief Executive Officer.  “The right ‘mix’ of soft drink flavor brands, stalwart financial performance that includes investor capital appreciation and cash distribution . . . ALL – with the extra excitement of – Great Taste!” he continued.

For the second quarter:
•	Revenues grew slightly to $151 million; and
•	Net income increased 23% to $10.2 million or $.22 per share.

For the six months:
•	Revenues increased to $316 million;
•	Net income increased $4.1 million to $22.3 million or $.48 per share;
•	EBITDA* for the trailing 12 months – October 30, 2010 – increased $13.4 million to $69.7 million.

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National Beverage Corp.

“Our ‘ingredients’ are what sets us apart,” stated Nick A. Caporella.  “We have the ability to create our special place in the growing sparkling water segment through innovative packaging and invigorating ‘ingredients’. ‘Great Tasting’ is our mantra – whether an energy drink, sparkling water, juice or flavored sparkling soft drink, we put the “T” in taste!  Packaging is also one of our key ‘ingredients’, as we induce great ‘grab me’ appeal in the ‘presentation’ of all of our soft drinks,” continued Caporella.

 “The ‘ingredient’ that has steadily increased operating cash flow these past several years and that rewards our shareholders with appreciation and cash dividends, is ‘Focus’.  It is one of our best ‘ingredients’!  This one provides all of our financial results.  But, the most valuable ‘ingredient’ we certainly have over all other soft drink companies is . . . our Team National!  It provides all of the families who call themselves – the National Beverage Family – the passion and dynamics to make everyone – our Board, consumers, investors and, yes, even ourselves, as happy and content as possible!” Caporella stated.

“To all of you – from all of us here at your National Beverage company – we wish you a Super, Fun-Flavored, Fantastic Holiday . . .

      . . .  Remember to drink up a National Beverage soft drink (or two) in a healthy toast this Holiday Season,” concluded Caporella.

National Beverage is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Three and Six Months Ended
October 30, 2010 and October 31, 2009
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009

Net Sales	$151,127	$149,571	$316,157	$312,402

Net Income	$10,207	$8,324	$22,260	$18,117

Net Income Per Share
Basic	$.22	$.18	$.48	$.39
Diluted	$.22	$.18	$.48	$.39

Average Common Shares Outstanding
Basic	46,161	46,020	46,159	46,017
Diluted	46,367	46,275	46,360	46,268

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings.  The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

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* EBITDA = Earnings before Interest, Taxes, Depreciation and Amortization